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                                                                    EXHIBIT 99.1

News Release

Media Contacts:                             Investor Contacts:
Secret F. Wherrett                          Tania C. Almond
Digex                                       Digex
240.456.3556                                240.456.3800
secret.wherrett@digex.com                   tania.almond@digex.com


Digex Transfers to Nasdaq SmallCap Market

Digex Begins Trading on the Nasdaq SmallCap Market Effective September 30, 2002

LAUREL, Md., September 27, 2002 - Digex, Incorporated (Nasdaq: DIGX), today announced that its request to transfer from The Nasdaq National Market to The Nasdaq SmallCap Market has been approved and will take effect Monday September 30, 2002. Digex's common stock will continue trading under its current symbol:
DIGX.

The transfer to the Nasdaq SmallCap Market extends the grace period to achieve the minimum USD$1.00 bid price requirement to December 4, 2002. The company may also be eligible for an additional 180 calendar day grace period provided that it meets the initial listing criteria, other than the minimum USD$1.00 bid price, as of December 4, 2002 for the SmallCap Market under MarketPlace Rule 4310(c)(2)(A). Frequently asked questions and answers about listing with Nasdaq are available on Nasdaq's web site: http://www.nasdaq.com/about/LegalComplianceFAQs.stm.
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About Digex

Digex is a leading provider of managed Web and application hosting services. Digex customers, from mainstream enterprise corporations to Internet-based businesses, leverage Digex's services to deploy secure, scaleable, high performance e-Enablement, Commerce and Enterprise IT business solutions. Additional information on Digex is available at www.digex.com.
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